Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Clarus Therapeutics Holdings, Inc. of our report dated May 13, 2021, relating to the financial statements of Clarus Therapeutics, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

September 30, 2021